Exhibit 14

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Acquiring Fund and Acquired Fund Financial Highlights,” “Other Service Providers,” and “Financial Highlights” in the Combined Prospectus and Proxy Statement included in this Registration Statement (Form N-14) of Rydex Variable Trust and the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Multi-Hedge Strategies Fund and Alternative Strategies Allocation Fund dated May 1, 2012, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated February 28, 2012 on the financial statements and financial highlights of the Multi-Hedge Strategies Fund and Alternative Strategies Allocation Fund included in the 2011 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

McLean, Virginia

May 3, 2012